Exhibit 10.1

EMPLOYEE STOCK PURCHASE PLAN
OF JPMORGAN CHASE & CO.
AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2019

1.	PURPOSE

The purposes of the Employee Stock Purchase Plan of JPMorgan Chase & Co. are (i) to serve as an employment incentive and (ii) to encourage stock ownership by Eligible Employees to align their long-term financial interests with those of the Company’s stockholders. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an “employee stock purchase plan” under Section 423 of the Code.

2.	EFFECTIVE DATE AND DURATION OF PLAN

The Plan became effective as of January 1, 2002, and was approved by stockholders on May 15, 2001. The Plan is hereby amended and restated effective as of January 1, 2019 to (i) reflect that the Plan is no longer intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and (ii) revise the Plan’s eligibility provisions. The Plan shall have an indefinite duration.

3.	DEFINITIONS

3.1 “Offer” means an offer by the Company, the form of which has been approved by the Committee, pursuant to which Eligible Employees may purchase Common Stock under the Plan.

3.2 “Board” means the Board of Directors of the Company.

3.3 “Closing Date” means the last day of the stated term of an Offer as established by the Committee.

3.4 “Code” means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

3.5 “Committee” means the Compensation and Management Development Committee of the Board or such other committee of the Board, as the Board may specify.

3.6 “Common Stock” means the Common Stock of the Company.

3.7 “Company” means JPMorgan Chase & Co., a Delaware corporation.

3.8 “Compensation” means, unless the Committee determines otherwise, base salary plus any shift differential, or for Eligible Employees in certain sales positions that are paid in part or exclusively on a draw and commission basis, “Compensation” as determined by the Committee from time to time. “Compensation” does not include any incentive or other awards, bonus payments, overtime payments, or similar distributions or contributions to any employee benefit plan of the Company or any Designated Subsidiary.

3.9 “Designated Subsidiary” means, with respect to any Offer, a Subsidiary that has been designated by the Committee resulting in the Employees of such Designated Subsidiary being eligible to participate with respect to such Offer.

3.10 “Eligible Employees” means those Employees who have been designated by the Committee, in its discretion, in accordance with Section 4 as being eligible to participate in the Plan.

3.11 “Employee” means an individual who is an employee of the Company or a Designated Subsidiary as of the date or dates determined by the Committee.

3.12 “Fair Market Value” as of any given date means, for each share of Common Stock, the average of high and low sale prices of the Common Stock as reported on the New York Stock Exchange (the “NYSE”) composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, then the average price of the Common Stock on the last previous day on which high and low sale prices are reported on the NYSE composite tape; provided that notwithstanding the foregoing, the Committee can select such other method of establishing “Fair Market Value” as it deems reasonable and appropriate.

3.13 “Plan” means the Employee Stock Purchase Plan of JPMorgan Chase & Co., as amended from time to time.

3.14 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations including the Company provided that, on the date of an Offer hereunder, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.15 “1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4.	ADMINISTRATION

The Committee shall have full and exclusive power to administer and interpret the Plan. The Committee may determine, from time to time, that the Company shall make Offers to Eligible Employees and the form of acceptance of such Offers. The Committee’s authority includes, but is not limited to the authority to, from time to time:
(a) determine whether Offers shall be made under Section 8(a) or 8(b) of the Plan or combination thereof;
(b) determine which Employees shall be Eligible Employees and which Subsidiaries shall be Designated Subsidiaries and in making such determination may exclude:

•	Employees who have employed less than 2 years by the Company or a Designated Subsidiary;

•	Employees whose customary employment is 20 hours or less per week;

•	Employees whose customary employment is for not more than 5 months in any calendar year;

•	Employees who are highly compensated employees within the meaning of Section 414(q) of the Code; and

•	Employees who are employed by the Company or a Designated Subsidiary outside of the United States.

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(c) prescribe and modify the form and provisions of the Offers and the method of delivery and acceptance;

(d) decide questions that may arise with respect to the interpretation, construction or application of the Plan or any Offer;

(e) amend, suspend or terminate the Plan, in accordance with the provisions of Section 20;

(f) adopt and amend such administrative rules, regulations, procedures and guidelines governing the Plan and the Offers as it may deem necessary in its discretion;

(g) establish all other terms, conditions, restrictions and limitations applicable to Offers, including but not limited to those relating to an Eligible Employee’s retirement, death, disability, leave of absence or any other termination of employment; and

(h) establish the terms, conditions, limitations and restrictions that will apply to Eligible Employees, if any, working outside of the United States, including where necessary to comply with local laws, rules, regulations and policies.

The Committee shall have the power to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Offer and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders, subsidiaries and all Employees.

The Committee may at any time delegate its responsibilities regarding the administration of the Plan to another committee or to one or more officers of the Company. Such delegations need not be in writing.
No member of the Committee shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct.

5.	ELIGIBILITY

(a)	Only Eligible Employees may be granted an Offer under the Plan.

(b)	No Eligible Employee may accept an Offer (nor may an Offer be made) if such Eligible

Employee, immediately after the Offer is made, owns stock having five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For this purpose, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Eligible Employee. For these purposes, stock that may be purchased by an Eligible Employee under an outstanding Offer shall be treated as owned by the Eligible Employee.

6.	COMMON STOCK

(a)
The stock subject to purchase pursuant to Offers shall be shares of Common Stock that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Subject to adjustment in accordance with the provisions of Section 16, the aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to Offers under the Plan shall not exceed 30 million shares.

(b)
In the event that any Offer expires or is terminated for any reason, any shares of Common Stock that were the subject of such Offer but were not purchased may be subject to another Offer under this Plan.

7.	NUMBER OF SHARES AN ELIGIBLE EMPLOYEE MAY PURCHASE

(a)
The Committee may offer to Eligible Employees an option to purchase up to a certain number of shares of Common Stock as shall have an aggregate purchase price not in excess of (i) a specified percentage (not to exceed 100%) of each Eligible Employee’s Compensation or (ii) an aggregate purchase price expressed in U.S. dollars, in each case, as determined by the Committee.

(b)
No Eligible Employee may purchase shares of Common Stock pursuant to any Offer or Offers, including those made under any qualified employee stock purchase plan of the Company and/or its Subsidiaries, that would permit such Eligible Employee to purchase shares of Common Stock with an aggregate Fair Market Value in excess of twenty-five thousand dollars ($25,000) (determined at the date of grant designated in the Offer) for each calendar year in which any such Offer with such Eligible Employee is outstanding at any time. Any Offer which causes such total to exceed such limit shall be null and void to the extent of such excess.

8.	OFFERS TO PURCHASE COMMON STOCK

Offers to purchase Common Stock may be made on terms and conditions established by the Committee, subject to the limitations set forth in either Section (a) or (b) below:

(a)
Fixed Price Offerings. The purchase price for a share of Common Stock shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of the Offer, and each such Offer shall have a stated term, as established by the Committee, not to exceed twenty-seven (27) months.

(b)
Variable Price Offerings. The purchase price for a share of Common Stock shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of purchase, and each Offer shall have a stated term, as established by the Committee, not to exceed five (5) years.

The foregoing shall not preclude an Offer that includes both Section (a) or (b) above, subject to the twenty-seven month limitation.

9.	ELECTION TO PARTICIPATE

An Eligible Employee’s acceptance of an offer to purchase shares of Common Stock shall be evidenced as specified by the Committee, including by authorizing payroll deductions.

10.	PAYROLL DEDUCTIONS

(a)
By authorizing payroll deductions by a date specified by the Committee, an Eligible Employee will have accepted the terms and conditions of the Offer and will have authorized the Company or the Designated Subsidiary, to deduct per pay period, as specified by the Eligible Employee, an amount not more than nor less than the minimum set forth in an Offer from his or her Compensation commencing on the date indicated in such Offer. Such amount shall be credited to a Plan account. Subject to rules and administrative guidelines as the Committee may establish from time to time, an Eligible Employee may decrease the amount of his or her payroll deductions during the Offering Period.

(b) The Committee may specify that the funds in the Eligible Employee’s Plan account be credited with interest.

11.	PAYMENT OF PURCHASE PRICE

Shares of Common Stock purchased under the Plan shall be paid for with the amount held in the Plan account on behalf of the Eligible Employee, including accrued interest (if any). If specified by the Committee in the Offer, an Eligible Employee may (i) provide additional funds, if necessary, to purchase the full number of shares of Common Stock specified by the Offer or (ii) use shares of Common Stock owned by the Eligible Employee for at least six (6) months to purchase the full number of shares of Common Stock specified by the Offer.

12.	DATE OF PURCHASE

Each Offer shall provide that the shares of Common Stock to be purchased thereunder will be purchased on the Closing Date provided for in the Offer. If the Committee so determines, Offers also may permit the Eligible Employee to purchase shares of Common Stock thereunder at such earlier dates and on such terms and conditions as may be determined by the Committee, subject to the requirements of Section 409A of the Code.

13.	EMPLOYEE’S PURCHASE DIRECTIONS

(a)
On the Closing Date, each Eligible Employee will purchase shares of Common Stock, and the amount held in the Plan account on behalf of the Eligible Employee, including any accrued interest, shall be applied to the purchase price without further authorization, but only if the Fair Market Value on the Closing Date is equal to or higher than the purchase price. If the Fair Market Value on the Closing Date is lower than the purchase price, the amount held in the Plan account on behalf of the Eligible Employee, including any accrued interest, will, as the Committee may specify, be returned to such Eligible Employee or shall be retained to be used in connection with a new Offer.

(b) An Eligible Employee may purchase fewer than all of the shares covered by an Offer in the manner specified by the Committee.

14.	TERMINATION OF OFFER

An Eligible Employee may, at any time on or before the Closing Date, terminate an Offer in its entirety in a manner specified by the Committee. Upon such termination, the Company shall cause the amount held on behalf of such Eligible Employee in the Plan account, including any accrued interest, to be paid to such Eligible Employee and further payroll deductions shall cease within a reasonable period thereafter.

15.	TERMINATION OF EMPLOYMENT

The Committee shall determine the terms, conditions, restrictions and limitations applicable to an Offer in the event of an Eligible Employee’s retirement, death, disability, leave of absence or any other termination of employment.

16.	RECAPITALIZATION

The aggregate number, kind and class of shares of Common Stock that may be purchased by Eligible Employees pursuant to Offers, the number, kind and class of shares covered by each Offer, and the purchase price per share as established in accordance with each such Offer all may be equitably adjusted, as determined by the Committee, due to any changes in the Common Stock resulting from any stock split, combination or exchange of equity securities, merger, consolidation, re-

capitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, any other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares.

17.	ASSIGNABILITY

No Offer may be assigned or transferred except by will or by the laws of descent and distribution.

18.	RIGHTS AS A STOCKHOLDER

An Eligible Employee shall have no rights as a stockholder with respect to shares of Common Stock covered by an Offer until the date the Eligible Employee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date of purchase.

19.	COMPLIANCE WITH SECTION 409A OF THE CODE

All Offers entered into and all transactions that occur under this Plan are intended to comply with all applicable requirements of Section 409A of the Code (“Section 409A”), and, with respect to persons subject to Section 16 of the 1934 Act, with the conditions of Rule 16b-3 of the 1934 Act, and shall be construed and interpreted in accordance with such intent. To the extent an Offer is subject to Section 409A, the Offer shall be granted or exercised in a manner that will comply with Section 409A, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause an Offer or the exercise thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which amendment may be made on a retroactive basis, in accordance with the final regulations and guidance issued under Section 409A. Notwithstanding the foregoing, the Company shall have no liability to an Eligible Employee or any other party if an Offer granted under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto.

20.	AMENDMENT AND TERMINATION

The Committee may from time to time amend, suspend, or terminate the Plan in whole or in part or amend any and all Offers granted under the Plan to the extent permitted by law. However, no such action of the Committee may be taken without the approval of the Board and/or the stockholders, if Board and/or stockholder approval would be required under then applicable law.

21.	TAX WITHHOLDING

Any amounts to be paid or shares to be delivered to any Eligible Employee under the Plan shall be reduced by any sums required by law to be withheld by the Company for payment of taxes, unless the Committee specifies another method of satisfying such taxes.

22.	GOVERNING LAW

The Plan and all Offers shall be construed in accordance with and governed by the laws of the State of New York.

23.	EMPLOYMENT AT WILL

This document is neither a contract nor a guarantee of continued employment for any definite period of time. An Employee’s employment is always on an at-will basis.